UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2018

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 19, 2018, Opiant Pharmaceuticals, Inc. (the “Company”) entered into a contract (“Contract”) with the Biomedical Advanced Research and Development Authority (“BARDA”), which is part of the U.S. Health and Human Services Office of the Assistant Secretary for Preparedness and Response, to accelerate the Company’s development of OPTN003, its lead product candidate. OPTN003, nasal nalmefene, is a potent, long-acting opioid antagonist currently in development for the treatment of opioid overdose. The Contract will provide potential funding up to a maximum of approximately $4.6 million and cover activities related to a potential New Drug Application submission for OPTN003 with the Food and Drug Administration. The Contract will provide approximately $611,000 for the project through September 30, 2019, with the balance to be funded over the following two years, subject to satisfactory project progress, availability of funds and certain other conditions.
A copy of the Contract is attached to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Contract provided herein is qualified in its entirety by reference to the terms of the Contract as set forth in Exhibit 10.86.
Item 8.01    Other Events
On September 14, 2018, the Company and Adapt Pharma, Inc. (“Adapt”) received notice from Perrigo UK FINCO Limited Partnership (“Perrigo”), pursuant to 21 U.S.C. ß 355(j)(2)(B)(ii) (the “Notice Letter”), that Perrigo had filed an Abbreviated New Drug Application (“ANDA”) with the United States Food and Drug Administration (“FDA”) seeking regulatory approval to market a generic version of NARCAN® (naloxone hydrochloride) Nasal Spray before the expiration of U.S. Patent Nos. 9,211,253 (the “‘253 Patent” ), 9,468,747 (the “‘747 Patent” ), 9,561,177 (the “‘177 Patent” ), 9,629,965 (the “‘965 Patent” ) and 9,775,838 (the “‘838 Patent” ). The ‘253, ‘747, ‘177, ‘965 and ‘838 patents are listed with respect to NARCAN® in the FDA's Approved Drug Products with Therapeutic Equivalents Evaluation publication (commonly referred to as the “Orange Book”) and expires on March 16, 2035. Perrigo's Notice Letter asserts that its generic product will not infringe the ‘253, ‘747, ‘177, ‘965 and ‘838 patents or that the ‘253, ‘747, ‘177, ‘965 and ‘838 patents are invalid or unenforceable. Pursuant to an Exclusive License Agreement, entered into on December 14, 2014, as amended, the Company has exclusively licensed the ‘253, ‘747, ‘177, ‘965 and ‘838 patents to Adapt. The Company and Adapt are evaluating Perrigo's Notice Letter.

The Company has full confidence in its intellectual property portfolio related to NARCAN®. The Company and Adapt may receive additional Notice Letters from other companies seeking to market generic versions of NARCAN® in the future and, after evaluation, Adapt may commence patent infringement lawsuits against such companies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.  Description

10.86*	Contract between the Company and Biomedical Advanced Research and Development Authority dated September 19, 2018.

*Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: September 20, 2018        By:    /s/ David O'Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

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